UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 10, 2005

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York 14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 218-3600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Current Report on Form 8-K/A (Amendment No. 1) is to amend the Current Report on Form 8-K filed by the Registrant on January 14, 2005, by amending and restating Item 2.05 thereof in order to update estimates disclosed therein.  The impact of the information included in Item 2.05 below was reflected in the information disclosed by the Company in its press release and Current Report on Form 8-K dated April 7, 2005, as well as during its conference call of April 7, 2005, that occurred subsequent to the filing of the April 7, 2005, Form 8-K and that complemented the Company’s press release. Item 2.05 of the Registrant’s Current Report on Form 8-K filed January 14, 2005, is amended and restated in its entirety to read as follows.

Item 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On January 10, 2005, Constellation Brands, Inc. (the "Company") committed to the principal features of a plan to restructure and integrate the operations of The Robert Mondavi Corporation ("Robert Mondavi"), which the Company acquired on December 22, 2004.  On April 7, 2005, the Company committed to certain refinements to that plan (as refined, the "Plan"). The Plan continues to include, among others, the features described herein. The Plan remains under development and is expected to be finalized during the Company’s fiscal year ending February 28, 2006 ("Fiscal 2006"). The objective of the Plan is to achieve operational efficiencies and eliminate redundant costs resulting from the transaction. The Plan includes the elimination of approximately 350 employees, the consolidation of certain field sales and administrative offices, and the termination of various contracts. The Company does not currently anticipate closing any production facilities in connection with the Plan. The actions under the Plan commenced on January 10, 2005, and the Company currently expects to complete the Plan by the end of the fourth quarter of Fiscal 2006.

As further detailed in the table below, a portion of the costs associated with the Plan are recorded as liabilities in the Company’s allocation of purchase price in connection with the Company’s acquisition of Robert Mondavi. The remaining costs associated with the Plan have been charged to the Company’s results of operations during the fourth quarter of the Company’s fiscal year ended February 28, 2005, or will be charged to the Company’s results of operations during Fiscal 2006. In connection with the Plan, the Company expects to incur aggregate cash expenditures of approximately $70 million. No noncash charges are contemplated in connection with the Plan. The following table sets forth the Company’s current expectations related to the Plan:

	Estimated Purchase Price Allocations	Pretax Charges During Fourth Quarter Fiscal 2005	Estimated Pretax Charges During Fiscal 2006	Estimated Total
(in millions)
Restructuring Costs:
Employee termination costs	$19	$1	$3	$23
Contract termination costs	23	-	-	23
Other associated costs	1	-	-	1
Total Restructuring Costs	43	1	3	47

Integration Costs:
Employee related costs	-	5	5	10
Facilities and other one-time costs	-	4	9	13
Total Integration Costs	-	9	14	23

Total Restructuring and Integration Costs	$43	$10	$17	$70

In addition, Robert Mondavi had previously disclosed its intention to sell its Byron and Arrowood brand assets consisting of winery properties and related assets, and certain other vineyard properties. The Company is continuing with various Robert Mondavi dispositions, certain of which were consummated in the first quarter of Fiscal 2006. The Company has not recorded and does not expect to record a material charge to the Company’s results of operations as a result of these dispositions.

This Current Report on Form 8-K/A (Amendment No. 1) contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K/A (Amendment No. 1), including statements regarding the Company’s future financial position and results, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K/A (Amendment No. 1). The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K/A (Amendment No. 1) are also subject to risks and uncertainties regarding the successful integration of the Robert Mondavi business into that of the Company, final management determinations and independent appraisals varying materially from current management estimates of the fair value of the assets acquired and the liabilities assumed in the acquisition of Robert Mondavi, and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and other SEC filings.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Date: April 13, 2005	By:	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President
and Chief Financial Officer

Exhibit Number	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.